Execution Version

EXHIBIT 10.9
FIRST AMENDMENT
TO AMENDED & RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED & RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of June 26, 2015 and is entered into by and among NRG YIELD OPERATING LLC, a Delaware limited liability company (the “Borrower’’), NRG YIELD LLC, a Delaware limited liability company (“Holdings’’), each other Guarantor party hereto, ROYAL BANK OF CANADA, as Administrative Agent (the “Administrative Agent”), and the Lenders party hereto, and is made with reference to that certain AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 25, 2014 (the “Credit Agreement”) by and among the Borrower, Holdings, the other Guarantors party thereto, the Lenders and L/C Issuers party thereto and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
WHEREAS, the Loan Parties have requested that the Credit Agreement be amended to, among other things, provide for an increase in the Revolving Credit Commitments thereunder in an aggregate amount determined by the Borrower not to exceed $45,000,000, which increased commitment shall be made by a lender that (x) is an Eligible Assignee and (y) executes a signature page hereto on the First Amendment Effective Date (as defined herein) as a “New Revolving Credit Lender” (such lender committing to provide such Revolving Credit Commitment on the First Amendment Effective Date being referred to herein as a “New Revolving Credit Lender”) in the amount set forth on such signature page (the amount so set forth on such signature page, which shall not exceed $45,000,000, the “New Revolving Credit Commitment”);
WHEREAS, the Loan Parties have requested that the Required Lenders agree to amend certain other provisions of the Credit Agreement as provided for herein; and
WHEREAS, subject to certain conditions, the Required Lenders are willing to agree to such amendments to the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Article 1: Definitions.
A.    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
““2020 Convertible Senior Notes” has the meaning set forth in the definition of “Convertible Senior Notes.”
““A&R Credit Agreement First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 26, 2015, among the Borrower, Holdings, the other Guarantors party thereto, the Administrative Agent and the financial institutions listed on the signature pages thereto.”
““A&R Credit Agreement First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the A&R Credit Agreement First Amendment.”
““Equity Investor Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 1, 2011, by and among Equity Investor, as borrower, the various financial institutions party thereto as lenders, issuing banks, arrangers and agents, and Citicorp North America, Inc., as administrative agent and collateral agent.”
““Equity Investor Subsidiary” means (i) NRG RPV Holdco 1 LLC and NRG DGPV Holdco 1 LLC, (ii) any Subsidiary of the Borrower that (a) is a “Subsidiary” (as that term is defined in the Equity Investor Credit Agreement as in effect on the date hereof) and (b) is a limited partnership, limited liability company or corporation, if a majority of the limited partnership interests, limited liability company interests or stock thereof are owned, directly or indirectly, by the Borrower or one or more Subsidiaries of the Borrower and more than 50% of the general partnership (with respect to a limited partnership) or limited liability company interests or stock that directly or indirectly result in the control of the management of such first Subsidiary are owned by the Equity Investor or one or more Subsidiaries of the Equity Investor (other than any such Subsidiary of the Equity Investor that is Parent or a Subsidiary of Parent) (an “NRG Subsidiary”) and that is designated by the Borrower to be an Equity Investor Subsidiary in a certificate of a Responsible Officer of the Borrower at least three (3) Business Days before giving effect to such designation, and (iii) any Subsidiary of the Equity Investor Subsidiaries described in the foregoing clauses (i) and (ii); provided that, (1) immediately before and immediately after giving pro forma effect to any such designation, no Event of Default shall have occurred and be continuing, (2) immediately before and immediately after giving effect to such designation, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such designation had been made as of the first day of the four fiscal quarter period ended on the date of such financial statements, and the Borrower shall deliver to the Administrative Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller demonstrating such compliance calculations for this clause (2) in reasonable detail and (3), except for such Persons designated in clause (i) of this definition, the Borrower may not designate any Person (x) that is a Subsidiary as of the A&R Credit Agreement First Amendment Effective Date or (y) that is a Project Company or a Guarantor or, in the case of each of clauses (x) and (y), any of their respective Subsidiaries, as an Equity Investor Subsidiary. For the avoidance of doubt, if a Subsidiary shall no longer be an NRG Subsidiary, such Subsidiary shall cease to be an Equity Investor Subsidiary.”
““Holdings Tax Equity Credit Support” means unsecured indemnification, unsecured guarantee and other unsecured credit support obligations of Holdings entered into by Holdings in favor of (x) a Tax Equity Partner or (y) the Equity Investor or an Affiliate of the Equity Investor that has itself indemnified or provided other credit support to such Tax Equity Partner, in the case of each of clauses (x) and (y), in connection with a Permitted Tax Equity Financing of a Project Company (and/or a Company Group Party that is a direct or indirect parent company of such Project Company).”
““Holdings Tax Equity Payments” means payments actually made by Holdings pursuant to Holdings Tax Equity Credit Support. ”
““NRG Subsidiary” has the meaning specified in the definition of “Equity Investor Subsidiary”.
B.    The definition of “Convertible Senior Notes” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Convertible Senior Notes” means (a) the unsecured Convertible Senior Notes due 2019 issued by Parent in an aggregate principal amount of US $345,000,000 (the “Original Convertible Senior Notes”); (b) the unsecured Convertible Senior Notes due 2020 issued by Parent in an aggregate principal amount of up to US $350,000,000 (the “2020 Convertible Senior Notes”); and (c) any amendments, modifications, replacements or refinancings of the Indebtedness described in the foregoing clause (a) and (b) or any Indebtedness incurred pursuant to this clause (c) from time to time (the “Permitted Refinancing Convertible Senior Notes”); provided that (i) the aggregate principal amount (or accreted value, if applicable) of such Permitted Refinancing Convertible Senior Notes does not exceed the aggregate outstanding principal amount (or accreted value, if applicable) of the Indebtedness being amended, modified, replaced or refinanced (plus all accrued interest and original issue discount in the nature of interest on such Indebtedness and the amount of all expenses and premiums, underwriting, issuance, commitment, syndication and other similar fees, costs and expenses incurred in connection therewith) unless another available exception under Section 7.02 is then utilized, (ii) such Permitted Refinancing Convertible Senior Notes have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the applicable Convertible Senior Notes being refinanced, (iii) the Permitted Refinancing Convertible Senior Notes have a Stated Maturity on or later than the maturity date of the applicable Convertible Senior Notes being refinanced, (iv) the obligations in respect of such Permitted Refinancing Convertible Senior Notes shall continue to be unsecured and (v) the primary obligor in respect of such Permitted Refinancing Convertible Senior Notes shall be the Parent; provided, further, that, in the case of each of clauses (a), (b) and (c) above, the net proceeds shall be loaned to the Borrower as a Parent CSN Proceeds Loan.”
C.    The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Eurodollar Rate” means,
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum, expressed on the basis of a year of 360 days, determined by the Administrative Agent at approximately 11:00 a.m. (London time), on the date that is two Business Days prior to the commencement of such Interest Period by reference to the rate set by ICE Benchmark Administration for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (“LIBOR”); provided, however, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period; provided, that, if such rate is below zero, Eurodollar Rate will be deemed to be zero for purposes of this Agreement; and
(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined on such date for U.S. Dollar deposits being delivered in the London interbank market for a term of one month commencing that day, provided, that, if such rate is below zero, Eurodollar Rate will be deemed to be zero for purposes of this Agreement.
D.    The definition of “Investments” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. Except as otherwise expressly provided in this Agreement, the amount of an Investment will be the fair market value of such Investment determined at the time the Investment is made and without giving effect to subsequent changes in value; provided that, to the extent, if any, that a Guarantee, other guarantee, and/or credit support results in an Investment, the amount of such Investment (x) will be the fair market value thereof determined first as of the time such Investment is made and thereafter on an annual basis, (y) will be zero upon such Guarantee, other guarantee and/or credit support being released or terminated and (z) will be the fair market value of such Guarantee, other guarantee and/or credit support determined as of the time of any modification thereof, if modified or amended. Notwithstanding anything to the contrary herein, in the case of any Investment made by the Borrower or a Company Group Party in a Person substantially concurrently with a cash distribution by such Person to the Borrower or such Company Group Party, as the case may be (a

“Concurrent Cash Distribution”), then the amount of such Investment shall be deemed to be the fair market value of the Investment, less the amount of the Concurrent Cash Distribution.”
E.    The definition of “L/C Issuer” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““L/C Issuer” means each of RBC, Goldman Sachs Bank USA, Bank of America, JPMorgan Chase Bank, National Association and any Additional L/C Issuers, each in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer(s) of Letters of Credit hereunder. Any reference to “L/C Issuer” herein shall be to the applicable L/C issuer, as appropriate.”
F.    The definition of “Other Permitted Guarantees” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Other Permitted Guarantees” means unsecured guarantees and/or other credit support by the Loan Parties of (1) obligations of Project Companies that do not constitute Permitted Operating Guarantees, which obligations were incurred in the ordinary course of business of the Project Companies, and (2) any indemnification obligations (or similar obligations and guarantees) made by a Project Company or a Company Group Party that is a direct or indirect parent company of such Project Company that has entered into a Permitted Tax Equity Financing in favor of (x) its Tax Equity Partner or (y) the Equity Investor or an Affiliate of the Equity Investor that has itself indemnified or provided other credit support to such Tax Equity Partner in respect of such Project Company or Company Group Party, in the case of each of clauses (x) and (y), in respect of representations and warranties and/or other obligations not covered by clause (B) of the definition of “Permitted Operating Guarantees”; provided that the amount guaranteed pursuant to Other Permitted Guarantees shall not, at any one time, exceed the sum of, solely in the case of Other Permitted Guarantees entered into after the A&R Credit Agreement First Amendment Effective Date, (a) $55,000,000 and (b) the amount of unrestricted cash that is held by the Borrower (which cash shall be held by the Borrower for so long as such guarantee is in place) and subject to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.”
G.    The definition of “Permitted Operating Guarantees” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Permitted Operating Guarantees” means (A) unsecured guarantees and/or other unsecured credit support by the Loan Parties of (i) customary contractual obligations of the Project Companies which have been incurred in the ordinary course of business on fair and reasonable terms substantially as favorable to such Person as would be obtained at the time in a comparable arm’s length transaction in respect of the operation and maintenance of the energy generating, transmission or distribution assets, and assets related thereto, owned or leased by such Person (collectively, “O&M Obligations”), but excluding (a) obligations constituting Indebtedness (unless such obligations which otherwise would have constituted O&M Obligations are Indebtedness solely due to clause (d) of the definition of Indebtedness), (b) obligations in respect of fuel procurement and financial obligations which are not reasonably related to the daily operations and maintenance of such energy generating, transmission or distribution assets, or assets related thereto and (c) obligations to acquire, construct or remediate assets (including obligations in respect of capital expenditures and other capital improvements) (clauses (a) through (c), “Excluded Obligations”) and (ii) obligations of Project Companies in respect of surety bonds incurred in the ordinary course of business with respect to O&M Obligations or remediation obligations in respect of the energy generating, transmission and distribution assets, and assets related thereto, owned or leased by such Person and (B) indemnification obligations (or similar obligations and guarantees) made by a Project Company or a Company Group Party that is a direct or indirect parent company of such Project Company that has entered into a Permitted Tax Equity Financing in favor of (x) its Tax Equity Partner or (y) the Equity Investor or an Affiliate of the Equity Investor that has itself indemnified or provided other credit support to such Tax Equity Partner in respect of such Project Company or Company Group Party, in the case of each of clauses (x) and (y), in respect of representations and warranties with respect to (1) O&M Obligations of such Project Company (other than Excluded Obligations) and (2) upstream transfers that adversely affect the tax status of such Project Company, in each case made by (x) such Project Company or (y) a Company Group Party that is a direct or indirect parent company of such Project Company, in each case pursuant to any definitive documentation in respect of the applicable Permitted Tax Equity Financing.”
H.    The definition of “Permitted Tax Equity Financing” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Permitted Tax Equity Financing” means a tax equity financing entered into solely in connection with the acquisition, expansion, upgrade or refurbishment (or refinancing of any of the foregoing or of any Indebtedness incurred in connection therewith) of or by a Project Company (and/or a Company Group Party that is a direct or indirect parent company of such Project Company) of energy generating, transmission or distribution assets, or of any other energy or power facility or any assets related to any of the foregoing that are eligible for renewable energy production tax credits available under Section 45 of the Code or renewable energy investment tax credits available under Section 48 of the Code, as applicable, on an arm’s-length basis.”
I.    The definition of “Project Companies” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Project Companies” means (a)(i) each entity listed on Part (e) of Schedule 5.13 (x) that, other than with respect to the Kennedy Project Companies (solely to the extent that such Kennedy Project Companies collectively shall have total assets of less than $20,000,000), is subject to the applicable terms of and any applicable covenants contained in (which shall, at a minimum, include limitations on debt and liens of such entities) any Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person and (y) that is not Holdings or the Borrower and (ii) each entity listed on Part (f) of Schedule 5.13 that (w) is not Holdings or the Borrower, (x) owns an entity listed on Part (e) of such Schedule, (y) is subject to the applicable terms of and any applicable covenants contained in (which shall, at a minimum, include limitations on debt and liens of such entities) any Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person and (z) together with all other entities listed on such Part (f), has no Indebtedness other than up to $7,000,000 of unsecured Indebtedness, (b) any new direct or indirect Subsidiary of any Loan Party which, after the Closing Date, is created or acquired by any Loan Party in accordance with the terms hereof, is the direct owner or lessee or is intended to become the direct owner, lessee or developer of energy generating, transmission or distribution assets, or assets related thereto, or of any other power or energy facility, or any assets relating to any of the foregoing and is subject to the applicable terms of and any applicable covenants contained in (which shall, at a minimum, include limitations on debt and liens of such entities) any Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person or expected to become binding upon such Person within one hundred eighty (180) days (or such longer period not to exceed 270 days as is reasonably acceptable to the Administrative Agent) following its formation or acquisition by any Loan Party, (c) if so elected by the Borrower by written notice to the Administrative Agent, any direct parent (other than Holdings or the Borrower) of any Subsidiary described in the foregoing clause (b) which is subject to the applicable terms of and any applicable covenants contained in (which shall, at a minimum, include limitations on debt and liens of such entities) (or if not subject to such terms and covenants, where certain actions or omissions by such parent would cause a default of its Subsidiary’s Project-Level Indebtedness or Permitted Tax Equity Financing) any Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person or expected to become binding upon such Person within one hundred eighty (180) days (or such longer period not to exceed 270 days as is reasonably acceptable to the Administrative Agent) following its formation or acquisition by any Loan Party, (d) any Subsidiary of the Project Companies described in the foregoing clauses (a), (b) and (c), (e) NRG Solar Apple LLC, (f) any holding company that is the direct or indirect parent company of one or more Project Companies, which holding company (x) is formed after the A&R Credit Agreement First Amendment Effective Date or acquired by a Loan Party pursuant to a transaction or acquisition permitted by Section 7.03(g) and (y) is the obligor in respect of Indebtedness or Permitted Tax Equity Financing that is outstanding at the time of such acquisition, which Indebtedness or Permitted Tax Equity Financing prohibits such holding company from becoming a Guarantor under the Loan Documents and (g) any holding company that (1) is the direct or indirect parent company of one or more Project Companies, (2) is formed after the A&R Credit Agreement First Amendment Effective Date or acquired by a Loan Party pursuant to a transaction or acquisition permitted by Section 7.03(g), (3) provides operations or maintenance services or guarantees thereof in respect of such Project Companies and (4) is not created or formed, and did not begin providing such services, in contemplation of or in connection with such acquisition permitted by Section 7.03(g); provided, that (x) in each such case, the Indebtedness or Permitted Tax Equity Financing (if any) referred to in such clause shall prohibit such person from becoming a Guarantor under the Loan Documents and (y) in the case of each of the foregoing clauses other than clause (f), any Liens or Indebtedness or obligation under any Permitted Tax Equity Financing incurred by such Persons shall be in favor of the applicable secured parties under the Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person or its Subsidiary which is the borrower under the applicable Project-Level Indebtedness or Permitted Tax Equity Financing; provided further that in each such case, in no event shall Holdings or the Borrower constitute a Project Company and all Project Companies shall be Subsidiaries of the Borrower.”
J.    The definition of “Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings and shall exclude all Equity Investor Subsidiaries.”
K.     The definition of “Tax Equity Partner” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Tax Equity Partner” means any tax equity partner that (x) has entered into a joint venture agreement, limited liability company agreement or similar arrangement with a Project Company (and/or a Company Group Party that is a direct or indirect parent company of such Project Company) in connection with the consummation of a Permitted Tax Equity Financing and (y) is not an Affiliate of such Project Company or Company Group Party.
L.    The definition of “Total Debt” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Total Debt” means, as of any date of determination, for the Borrower and the Guarantors, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder constituting indebtedness for borrowed money) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments constituting Indebtedness, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services constituting Indebtedness, (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower and the Guarantors and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or any Guarantor is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse or limited recourse to the Borrower and the Guarantors (it being understood that, in respect of limited recourse

Indebtedness, Total Debt will be limited to the extent of such recourse). Notwithstanding anything herein to the contrary, (i) the undrawn amount of any Letters of Credit that are outstanding shall be excluded and not be given any effect in the calculation of Total Debt, (ii) the amount of any surety bonds that are outstanding and that are not subject to an outstanding claim shall be excluded and not be given any effect in the calculation of Total Debt, and (iii) for so long as the Borrower guarantees the Indebtedness represented by the Convertible Senior Notes, the Parent CSN Proceeds Loan shall not constitute Total Debt, except to the extent the aggregate principal amount of the Parent CSN Proceeds Loan exceeds the aggregate principal amount guaranteed by the Borrower in respect of the Indebtedness represented by the Convertible Senior Notes (in which case the amount of such excess shall constitute Total Debt in addition to the amount guaranteed by the Borrower in respect of the Indebtedness represented by the Convertible Senior Notes).”

1.2	Amendments to Section 5.02.
a.Section 5.02 of the Credit Agreement is amended and restated in its entirety as follows:
“Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or require any payment to be made under, (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Person or any of its Subsidiaries (other than Liens created under the Collateral Documents); or (d) violate any material Law.”

1.3	Amendments to Section 6.03.
A.    Section 6.03(b) of the Credit Agreement is amended by deleting the “and” at the end of such section.
B.    Section 6.03(c) of the Credit Agreement is amended by deleting the period appearing at the end of such section and replacing it with “; and”
C.    Section 6.03 of the Credit Agreement is amended by inserting a new clause (d) at the end of such section, as follows:
“(d)    Holdings shall provide notification to the Administrative Agent promptly upon the making of any Holdings Tax Equity Payments.”

1.4	Amendments to Section 7.03.
A.    Section 7.03(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(e) to the extent constituting Investments, (x) Guarantees permitted by Section 7.02 and (y) Permitted Guarantees;
B.    Section 7.03(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(g)    (i) the formation of any Person in connection with a Permitted Tax Equity Financing, (ii) the purchase or other acquisition of all or any portion of the Equity Interests in any Person, (iii) the purchase by any Company Group Party of all or substantially all of the property of any Person, in each case, where such Person, upon the consummation of such formation, transaction, purchase or other acquisition, will be owned directly by the Borrower or one or more of the Company Group Parties (including as a result of a merger or consolidation with a Company Group Party);

provided that, with respect to each formation, transaction, purchase or other acquisition made pursuant to this Section 7.03(g):
(w)    the Loan Parties shall comply with the requirements of Section 6.12, to the extent applicable;
(x)    the lines of business of the Person to be (or the property of which is to be) so formed, purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;
(y)    (A) immediately before and immediately after giving pro forma effect to any such formation, transaction, purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such formation, transaction, purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such formation, transaction, purchase or other acquisition had been consummated as of the first day of the four quarter period covered thereby, and the Borrower shall deliver to the Administrative Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller demonstrating such compliance calculations for this clause (B) in reasonable detail; and
(z)    the Borrower shall have delivered to the Administrative Agent and each Lender, solely with respect to the consummation of any Qualified Acquisition, at least one Business Day prior to the date on which any such Qualified Acquisition is to be consummated (provided that if no Borrowing will be made in connection with such Qualified Acquisition, the Borrower shall deliver to the Administrative Agent and each Lender the following certificate no later than three (3) Business Days following the closing date of such Qualified Acquisition), a certificate of a Responsible Officer certifying that all of the requirements set forth in this clause (g) have been satisfied or will be satisfied on or prior to the consummation of such formation, transaction, purchase or other acquisition (or, in the case of clause (g)(i), will be satisfied within the periods required by Section 6.12).”

1.5	Amendment to Section 7.12.
A.    Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary of the Borrower or any Company Group Party, or to any Equity Investor Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of Sanctions.”

1.6	Amendment to Section 7.17.
A.    Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Holding Company. In the case of Holdings, engage in any business, activity or transaction or own any interest (fee, leasehold or otherwise) in any real property, or incur, assume, or suffer to exist any Indebtedness other than (a) the ownership of all outstanding Equity Interests in the Borrower, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of a consolidated group of companies, including the Borrower, (d) making Restricted Payments of amounts received by it pursuant to Section 7.06, and making Investments in the Borrower, (e) in respect of the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (f) the execution and delivery of the Exchange Agreement and the performance of its obligations thereunder, (g) incurring Indebtedness consisting of an unsecured guarantee of the Indebtedness represented by the Convertible Senior Notes, (h) providing, and complying with its obligations in respect of, Permitted Guarantees, (i) (x) entering into Holdings Tax Equity Credit Support and (y) making Holdings Tax Equity Payments in an amount not to exceed, in the aggregate for all such Holdings Tax Equity Payments made by Holdings during the term of this Agreement, 10% of Holdings’ shareholders’ equity as reported in the most recent financial statements filed by Holdings with the SEC on Form 10-Q or Form 10-K, as applicable, (it being understood that Holdings may enter into Holdings Tax Equity Credit Support without regard to such 10% cap, but that actual payments made by Holdings with respect thereto are subject to such 10% cap) and (j) activities incidental to the businesses or activities described in clauses (a) through (i) of this Section.”

1.7	Addition of Section 7.20.
A.    Article VII of the Credit Agreement is hereby amended by adding a new Section immediately following Section 7.19, as follows:
“7.20. Permitted Tax Equity Credit Support. Enter into any indemnification, guarantee or other credit support agreement in respect of any tax equity financing, or incur any obligations or make any payments thereunder or in connection therewith, other than pursuant to Permitted Guarantees (it being understood that Holdings may enter into Holdings Tax Equity Credit Support and make Holdings Tax Equity Payments pursuant to clause (i) of Section 7.17).”

1.8	Amendment to Schedules.
A.    Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex A hereto.
B.    Schedule 2.03 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex B hereto.

C.    Part (e) of Schedule 5.13 of the Credit Agreement are hereby amended and restated in their entirety as set forth on Annex C hereto.

SECTION II.	INCREASE IN REVOLVING COMMITMENTS
On the First Amendment Effective Date, (i) each of the existing Revolving Credit Lenders shall assign to the New Revolving Credit Lender, and the New Revolving Credit Lender shall purchase from each of the existing Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans and participations in L/C Borrowings (if any) outstanding on the First Amendment Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans and participations in L/C Borrowings will be held by existing Revolving Credit Lenders and the New Revolving Credit Lender ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of the New Revolving Credit Commitment to the Revolving Credit Commitments, (ii) the New Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Revolving Credit Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (iii) the New Revolving Credit Lender shall become a Revolving Credit Lender with respect to the New Revolving Credit Commitment and all matters relating thereto.

By its execution of this Amendment, the New Revolving Credit Lender hereby confirms and agrees that, on and after the First Amendment Effective Date, (i) it shall be and become a party to the Amended Credit Agreement (as defined below) as a Revolving Credit Lender, and shall have all of the rights and be obligated to perform all of the obligations of a Revolving Credit Lender thereunder with the Revolving Credit Commitment applicable to such New Revolving Credit Lender identified on Schedule 2.01 attached hereto and (ii) it shall be and become a party to the Amended Credit Agreement (as defined below) as an L/C Issuer, and shall have all of the rights and be obligated to perform all of the obligations of an L/C Issuer thereunder with the L/C Commitment applicable to such New Revolving Credit Lender identified on Schedule 2.03 attached hereto. The New Revolving Credit Lender further (i) acknowledges that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Amendment and extend its Revolving Credit Commitment and L/C Commitment, (ii) acknowledges that it has independently and without reliance upon the Administrative Agent, any other L/C Issuer, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to become a Lender and an L/C Issuer, and (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any other L/C Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Amended Credit Agreement and the other Loan Documents.

Upon the First Amendment Effective Date, the Revolving Credit Commitment of each Revolving Credit Lender will be as set forth on Schedule 2.01 attached hereto as Annex A and the L/C Commitment of each L/C Issuer will be as set forth on Schedule 2.03 attached hereto as Annex B.

SECTION III.	CONDITIONS TO EFFECTIVENESS
This Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
A.    Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Loan Parties, (ii) a counterpart signature page of this Amendment duly executed by each of the Required Lenders and (iii) a counterpart signature page of this Amendment duly executed by the New Revolving Credit Lender.
B.    Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses in each case required to be reimbursed or paid by the Borrower under the Credit Agreement.

C.    Legal Opinion. The Administrative Agent shall have received a favorable opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, addressed to the Administrative Agent and the New Revolving Credit Lender, in form and substance reasonably satisfactory to the Administrative Agent.
D.    Secretary’s Certificate. The Administrative Agent shall have received (A) if reasonably requested by the Administrative Agent, a certificate of the secretary or assistant secretary of each Loan Party dated the First Amendment Effective Date certifying that attached thereto is a true and complete copy of resolutions duly authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which such person is a party contemplated hereby (including the increase in the Revolving Credit Commitments as contemplated hereby) and (B) a certificate of the secretary or assistant secretary of each Loan Party dated the First Amendment Effective Date either certifying that there has been change in the information set forth in and attached to the certificate delivered on the Closing Date pursuant to Section 4.01(a)(iv) of the Credit Agreement and/or identifying such changes.
E.    Representations and Warranties, Etc. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, (x) all representations and warranties contained in Section IV hereof and in Article V of the Credit Agreement shall be true and correct in all material respects (but in all respects if such representation or warranty is qualified by “materiality” or “Material Adverse Effect”) and (y) no Default shall have occurred and be continuing and the Administrative Agent shall have received a certificate, dated as of the First Amendment Effective Date, signed by a Responsible Officer of the Borrower, certifying as to the foregoing.
F.    Flood Matters. The Borrower shall have delivered to the Administrative Agent a completed standard “life of loan” flood hazard determination form for each property encumbered by an Existing Mortgage, and if the property is located in an area designated by the U.S. Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards, (i) a notification to the Borrower (a “Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 is not available because the applicable community does not participate in the NFIP, (ii) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (iii) if a Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent.

SECTION IV.	REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:
A.    Corporate Power and Authority. Each Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and consummate the transactions contemplated by this Amendment.
B.    Authorization of Amendment. The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action.
C.    No Conflict. The execution, delivery and performance by each Loan Party of this Amendment do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or require any payment to be made under, (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or

(ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Person or any of its Subsidiaries (other than Liens created under the Collateral Documents); or (d) violate any material Law.
D.    Governmental Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Documents to which it is a party or for the consummation of the transactions contemplated by this Amendment, except for any immaterial actions, consents, approvals, registrations or filings.
E.    Binding Effect. This Amendment has been duly executed and delivered by each Loan Party that is party hereto. Each of this Amendment and the Amended Agreement constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto or thereto in accordance with its terms, except as enforceability hereof or thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws now or hereafter in effect relating to creditors’ rights generally (including specific performance) and (ii) general equitable principles (whether considered in a proceeding in equity or at law), and to the discretion of the court before which any proceeding may be brought.
F.    Absence of Default. After giving effect to this Amendment, no Default has occurred and is continuing.
G.    Solvency. As of the First Amendment Effective Date, each Loan Party, and the Loan Parties and their Subsidiaries taken as a whole, is Solvent.

SECTION V.	POST-CLOSING COVENANT
Within 60 days of the First Amendment Effective Date, the Borrower shall, or shall cause the applicable Loan Party to, (A) execute, deliver and file amendments to the mortgages and deeds of trust existing on or prior to the First Amendment Effective Date (the “Existing Mortgages”) in a form reasonably acceptable to the Administrative Agent, and shall deliver to the Administrative Agent such title endorsements as are reasonably required to give effect thereto in a form reasonably acceptable to the Administrative Agent, together with (x) such owner’s title affidavits as may be reasonably required by the title insurer in substantially the form previously accepted by the title insurer with respect to such mortgages, including therein any so-called “no-change” survey affidavit and (y) any documents required in connection with the recording of such mortgage amendments and issuance of such endorsements and (B) deliver to the Administrative Agent legal opinions relating to the amendments to the Existing
Mortgages, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION VI.	ACKNOWLEDGMENT AND CONSENT
Each of the Loan Parties hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each of the Loan Parties hereby confirms that each Loan Document (as amended by this Amendment) to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, as amended by this Amendment, the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).
Each of the Loan Parties acknowledges and agrees that any of the Loan Documents, as amended by this Amendment, to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment, (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future amendments to the Credit Agreement, and (iii) all liens and guaranties created, extended or renewed by the Security Agreement are hereby ratified.

SECTION VII.	MISCELLANEOUS
A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)    On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(ii)    Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, Lender or L/C Issuer under, the Credit Agreement or any of the other Loan Documents.
B.    Loan Document. For the avoidance of doubt, this Amendment constitutes a Loan Document.
C.    Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
D.    Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
E.    Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. The provisions of Sections 11.14(b), (c) and (d) and Section 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein
F.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	NRG YIELD OPERATING LLC

	By:	/s/ Kirkland B. Andrews
		Name:	Kirkland B. Andrews
		Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	NRG YIELD LLC

	By:	/s/ Kirkland B. Andrews
		Name:	Kirkland B. Andrews
		Title:	Executive Vice President and Chief Financial Officer

NRG SOUTH TRENT HOLDINGS LLC

By:	/s/ Daniel M. Keane
	Name:	Daniel M. Keane
	Title:	Vice President

NRG ENERGY CENTER OMAHA HOLDINGS LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

NRG ENERGY CENTER OMAHA LLC

By:	/s/ Kevin P. Malcarney
	Name:	Kevin P. Malcarney
	Title:	Secretary

[Signature Page to First Amendment to A&R Credit Agreement]

ALTA WIND COMPANY, LLC

By:	/s/ Daniel M. Keane
	Name:	Daniel M. Keane
	Title:	Vice President

ALTA WIND 1-5 HOLDING COMPANY, LLC

By:	/s/ Daniel M. Keane
	Name:	Daniel M. Keane
	Title:	Vice President

NYLD FUEL CELL HOLDINGS LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

UB FUEL CELL, LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

NRG YIELD RPV HOLDING LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

NRG YIELD DGPV HOLDING LLC

By:	/s/ Kirkland B. Andrews
	Name:	Kirkland B. Andrews
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to A&R Credit Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Rodica Dutka
	Name:	Rodica Dutka
	Title:	Manager, Agency

[Signature Page to First Amendment to A&R Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender and L/C Issuer

By:	/s/ Frank Lambrinos
	Name:	Frank Lambrinos
	Title:	Authorized Signatory

[Signature Page to First Amendment to A&R Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:	/s/ JB Meanor II
	Name:	JB Meanor II
	Title:	Managing Director

[Signature Page to First Amendment to A&R Credit Agreement]

BARCLAYS BANK PLC,
as a Lender

By:	/s/ May Huang
	Name:	May Huang
	Title:	Assistant Vice President

[Signature Page to First Amendment to A&R Credit Agreement]

CITIBANK, N.A.,
as a Lender

By:	/s/ Amit Vasani
	Name:	Amit Vasani
	Title:	Vice President

[Signature Page to First Amendment to A&R Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Whitney Gaston
	Name:	Whitney Gaston
	Title:	Authorized Signatory

[Signature Page to First Amendment to A&R Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

[Signature Page to First Amendment to A&R Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender and L/C Issuer

By:	/s/ Anna Ashurov
	Name:	Anna Ashurov
	Title:	Authorized Signatory

[Signature Page to First Amendment to A&R Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Paul J. Pace
	Name:	Paul J. Pace
	Title:	Senior Vice President

[Signature Page to First Amendment to A&R Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Vice President

[Signature Page to First Amendment to A&R Credit Agreement]

MUFG UNION BANK, N.A. f/k/a UNION BANK, N.A.,
as a Lender

By:	/s/ Paul V. Farrell
	Name:	Paul V. Farrell
	Title:	Managing Director

[Signature Page to First Amendment to A&R Credit Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as a New Revolving Credit Lender

By:	/s/ Juan J. Javellana
	Name:	Juan J. Javellana
	Title:	Executive Director

New Revolving Credit Commitment: $45,000,000

[Signature Page to First Amendment to A&R Credit Agreement]

ANNEX A

Schedule 2.01
(see attached)

Schedule 2.01

Revolving Credit Commitments and Applicable Revolving Credit Percentages

Revolving Credit Lender	Revolving Credit Commitment	Revolving Credit Percentage
Royal Bank of Canada	$45,000,000	9.09%
Bank of America, N.A.	$45,000,000	9.09%
Barclays Bank PLC	$45,000,000	9.09%
Credit Suisse AG	$45,000,000	9.09%
Deutsche Bank AG New York Branch	$45,000,000	9.09%
Goldman Sachs Bank USA	$45,000,000	9.09%
Morgan Stanley Senior Funding, Inc.	$45,000,000	9.09%
Citibank, N.A.	$45,000,000	9.09%
MUFG Union Bank, N.A.	$45,000,000	9.09%
KeyBank National Association	$45,000,000	9.09%
JPMorgan Chase Bank, National Association	$45,000,000	9.09%
TOTAL	$495,000,000	100%

ANNEX B

Schedule 2.03
(see attached)

Schedule 2.03

L/C Commitments

L/C Issuer	L/C Commitment
Royal Bank of Canada	$45,000,000
Bank of America, N.A.	$45,000,000
Goldman Sachs Bank USA	$45,000,000
JPMorgan Chase Bank, National Association	$45,000,000

ANNEX C

Schedule 5.13
(see attached)

Section 5.13

(e)

1.	NRG Solar Alpine LLC

2.	NRG Solar Roadrunner LLC

3.	NRG Solar Borrego I LLC

4.	NRG Solar Avra Valley LLC

5.	South Trent Wind LLC

6.	PESD Energy, LLC

7.	Wildcat Energy, LLC

8.	Longhorn Energy, LLC

9.	Vail Energy, LLC

10.	SCWFD Energy, LLC

11.	FUSD Energy, LLC

12.	Continental Energy, LLC

13.	El Mirage Energy, LLC

14.	Monster Energy, LLC

15.	NRG Solar Blythe LLC

16.	NRG Thermal LLC

17.	NRG Energy Center Princeton LLC

18.	NRG Electricity Sales Princeton LLC

19.	NRG Energy Center San Diego LLC

20.	NRG Energy Center Minneapolis LLC

21.	NRG Energy Center Pittsburgh LLC

22.	NRG Energy Center Dover LLC

23.	Statoil Energy Power/Pennsylvania Inc.

24.	NRG Energy Center Smyrna LLC

25.	NRG Energy Center Harrisburg LLC

26.	NRG Harrisburg Cooling LLC

27.	NRG Energy Center Paxton LLC

28.	NRG Energy Center HCEC LLC

29.	NRG Energy Center San Francisco LLC

30.	NRG Energy Center Phoenix LLC

31.	NRG Energy Center Tuscon LLC

32.	PFMG 2011 Finance HoldCo, LLC

33.	PFMG Apple I LLC

34.	HSD Solar Holdings LLC

35.	PM Solar Holdings LLC

36.	WSD Solar Holdings LLC

37.	OC Solar 2010 LLC

38.	HLE Solar Holdings LLC

39.	NRG Marsh Landing LLC

40.	NRG Solar CVSR Holdings LLC

41.	High Plains Ranch II LLC

42.	GenConn Energy LLC

43.	GenConn Middletown LLC

44.	GenConn Devon LLC

45.	Avenal Solar Holdings LLC

46.	Sun City Project LLC

47.	Sand Drag LLC

48.	Avenal Park LLC

49.	Alta Wind X, LLC

50.	Alta Wind XI, LLC

51.	Alta Wind X-XI TE Holdco LLC

52.	Alta Wind X Holding Company, LLC

53.	Alta Wind XI Holding Company, LLC

54.	Spring Canyon Expansion Holdings LLC

55.	Spring Canyon Expansion LLC

56.	Spring Canyon Energy II LLC

57.	Spring Canyon Energy III LLC

58.	Spring Canyon Interconnection LLC

59.	Spring Canyon Expansion Class B Holdings LLC